EXHIBIT 10.39.1

AMENDMENT NO. 1 TO THE

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AMENDED 1993 DIRECTORS’ NON-QUALIFIED STOCK OPTION PLAN

This amendment, effective as of May 3, 2006 (this “Amendment”), amends the Expeditors International of Washington, Inc. Amended 1993 Directors’ Non-Qualified Stock Option Plan (the “Plan”).  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Plan.

The Plan is hereby amended as set forth below:

1.                                       Amendment of Section 4(d).  The Plan is hereby amended by amending and restating Section 4(d) as follows:

“(d)                           Vesting Schedule.

Each Option will vest ratably over twelve months as follows.  On the first day of the month beginning after the Date of Grant, the Option will become vested with respect to 8.3% of the Option; and thereafter, on the first day of each succeeding month for the next ten months, the Option will become vested with respect to an additional 8.3% of the Option.  On the first day of the twelfth month beginning after the Date of Grant, the Option will become vested with respect to the remaining 8.7% of the Option.”

2.                                       Remaining Terms.  Except as modified hereby, the terms of the Plan shall remain in full force and effect.